Exhibit 4.43.1

25 May 2002
ZRV/TPF Dr. Wa/dh
43-04-05

First Amendment
to
Annex 5s for Phase 18
(Indent No. 18)
dated 17 Apri1, 2002
to the
FRAME CONTRACT NO. II dated 19.05.2000
FOR THE SUPPLY OF SWITCHING, RADIO AND OTHER
TELECOMMUNICATION EQUIPMENT

This First Amendment is made on 28 May 2002

between

1.

OPEN JOINT STOCK COMPANY “KB Impuls” (hereinafter referred to as “KBI”), an open joint stock company registered under Russian Federation law, formerly known as closed joint stock company “KB Impuls”, whose registered office/principal place of business is situated at 8 Marta Ulitsa, 10, building 14, room 319, Moscow 127083, Russia, in the person of its General Director Sergey Avdeev acting on the basis of its charter, on the first part; and

2.

ALCATEL SEL AG (hereinafter referred to as “ALCATEL”), a company registered under German law whose registered office is situated at Lorenz Strasse 10, D70435 Stuttgart, duly represented by the undersigned officers, on the second part;

Whereas, KBI and ALCATEL on 17 April 2002 have entered into INDENT 18; and

Whereas KBI and ALCATEL have agreed to amend the terms of the INDENT 18.

Now, therefore, in consideration thereof, it is agreed by and between the parties hereto as follows:

ARTICLE 1 - DEFINITIONS

Terms defined in the INDENT 18 shall have the same meaning when used herein, unless specifically stipulated otherwise.

ARTICLE 2 - AMENDMENTS TO INDENT 10

2.1

Article 0.1 shall be amended by inserting the following sentence:

“For the avoidance of doubt, all of the Equipment shall be supplied during Sub-Phase 1, Sub-Phase 2 and Sub-Phase 3 unless otherwise agreed by the Parties in writing.”

2.2

Article 0.11 shall be amended by adding the words “that part of after “in respect of” in line two thereof and inserting the words “included in Sub-Phase 1 or Sub-Phase 2 or Sub-Phase 3 or otherwise as the case may be” after the word “Equipment” in line two thereof and in brackets “before the word” “Acceptance”“ in line three thereof. In the beginning of the brackets the words “in respect of that part of Equipment” shall also be inserted.

25 May 2002
ZRV/TPF Dr. Wa/dh
43-04-05

2.3

Article 0.14 shall be amended by inserting after “Phase 18” the words: “comprising Sub-Phase 1 , Sub-Phase 2 and Sub-Phase 3”.

2.4

After Article 0.19 the following new Article 0.20 shall be inserted:

““Sub-Phase 1” shall mean that part of the Equipment designated in writing by the Parties as comprising Sub-Phase 1 with a value of EURO 6.697.943,00 (six million six hundred ninety-seven thousand and nine hundred forty-three EURO)”.

2.5

After Article 0.20 the following new Article 0.22 shall be inserted:

“Sub-Phase 2” shall mean that part of the Equipment designated in writing by the Parties as comprising Sub-Phase 2 with a value of EURO 2.598.486,— (Two million five hundred ninety eight thousand four hundred eighty six Euro)”.

2.6

After Article 0.21 the following new Article 0.21 shall be inserted:

““Sub-Phase 3” shall mean that part of the Equipment designated in writing by the Parties as comprising Sub-Phase 3 with a value of EURO 2.350.137,— (Two million three hundred fifty thousand one hundred thirty seven Euro)”.

2.6

In Article 1.1 the words “Annex 1” shall be deleted and replaced by “Annex 7”.

2.7

In Article 2.1.1 the words “EURO 6.697.943,00 (in words: six million six hundred ninety-seven thousand and nine hundred forty-three)” shall be replaced by “EURO 11.646.566 (in words: eleven million six hundred forty six thousand and five hundred sixty six)”.

2.8

Article 3.1 shall be amended by deletion of the words “for an amount equal to ten percent (10%) of the total price of this Indent, within 30 (thirty) days of the coming into force of this Indent.” After the Words “in Annex 8 hereof” and insertion of the words “as follows:”

2.9

The following new Article 3.1.1 shall be inserted:

“in respect of Sub-Phase 1, for an amount equal to 10 per cent (10%) of the total price of Sub-Phase 1, within thirty (30) days of the coming into force of this Indent; and”

2.10

The following new Article 3.1.2 shall be inserted:

“in respect of Sub-Phase 2, for an amount equal to ten per cent (10%) of the total price of Sub-Phase 2, within thirty (30) days of the receipt by Alcatel of the downpayment to be made in accordance with Article 2.3.1 of the Indent 18 Deferred Payment Agreement”.

The following new Article 3.1.3 shall be inserted:

“in respect of Sub-Phase 3, for an amount equal to ten per cent (10%) of the total price of Sub-Phase 3, within thirty (30) days of the receipt by Alcatel of the downpayment to be made in accordance with Article 2.3.1 of the Indent 18 Deferred Payment Agreement.”.

25 May 2002
ZRV/TPF Dr. Wa/dh
43-04-05

2.11

Article 3.2 shall be amended by deletion of the first word “The” and insertion of the word “Each”; by the deletion of the words “mentioned above, i.e. five percent (5%) of the whole price of the Indent” and the insertion of the words “of the respective Sub-Phase” after the words “of the value”; by the insertion of the word “corresponding” after the words “upon issuance of the”.

2.12

As last paragraph of Article 4.1 b) the following wording shall be inserted:

“Alcatel’s obligation to effect delivery of the Equipment comprising Sub-Phase 2 is subject to the receipt in full by Alcatel of the downpayment in respect of Sub-Phase 2 payable by KBI in accordance with Article 2.3.2 of the Indent 18 Deferred Payment Agreement. Alcatel’s obligation to effect delivery of the Equipment comprising Sub-Phase 3 is subject to the receipt in full by Alcatel of the downpayment in respect of Sub-Phase 3 payable by KBI in accordance with Article 2.3.3 of the Indent 18 Deferred Payment Agreement

2.13

Article 4.1.3 shall be amended:

(i)

by insertion of a new second subparagraph with the wording as follows: “A separate Time Schedule shall be signed in respect of each of Sub-Phase 1, Sub-Phase 2 and Sub-Phase 3.”

(ii)

by adding the words “Sub-Phase 1:” at the beginning of the original third subparagraph.

(iii)

by adding the following wording at the end thereof: “Sub-Phase 2: loading by Alcatel for shipment to KB Impuls: 14 June 2002; and last delivery to the point of customs clearance (customs warehouse) in the City of Moscow or Moscow Region (Moskovskaya Oblast): 4 August 2002”

(iv)

by adding the following wording at the end thereof:”Sub-Phase 3: loading by Alcatel for shipment to KB Impuls: 1 August 2002; and last delivery to the point of customs clearance (customs warehouse) in the City of Moscow or Moscow Region (Moskovskaya Oblast): 22 October 2002”

2.14

Article 4.1.5 shall be added after “Equipment” in line four thereof the words: “(whether in respect of Sub-Phase 1 or Sub-Phase 2 or Sub-Phase 3 as the case may be)”.

2.15

Article 8 shall be amended in its first subparagraph by inserting the following sentences at the end of the subparagraph: “Acceptance Tests may be carried out separately and at different times in respect of different consignments or parts of the Equipment but in any event, in respect of the Equipment included in Sub-Phase 1 and Sub-Phase 2 and SubPhase 3, (1) Acceptance Tests shall be carried out separately, (2) separate Acceptance Certificates (as defined below) shall be drawn up and if applicable signed and (3) Acceptance shall if applicable be given separately.

2.16

In Article 21.2 the words “Annex 5f not applicable” and “Annex 9 wording of Indent 18 Deferred Payment Agreement” shall be deleted.

25 May 2002
ZRV/TPF Dr. Wa/dh
43-04-05

ARTICLE 3 – OTHER PROVISIONS

3.1

The Parties agree that KB the original performance bond shall be replaced by three new performance bonds, one with regard to Sub-Phase 1, according the provision of Article 3.1.1 of INDENT 18, and one with regard to Sub-Phase 2, according the provision of Article 3.1.2 of INDENT 18 and one with regard to Sub-Phase 3 according the provision of Article 3.1.3 of Indent 18.

3.2

For the avoidance of doubt the provisions of the Deed of Guarantee issued by Open Joint Stock Company “Vimpel-Communications” (“Vimpelcom”) dated 22 June 2001 (the “Guarantee”) regarding the Indent 18 Deferred Payment Agreement as well as the Pledge Agreement between the Parties dated 26 May 1996 in the form of the Twenty Second Amendment thereof dated 17 April 2002 both as may be amended hereinafter and the waiver letter dated 17 April 2002 shall not be affected by this First Amendment and shall equally apply with respect to the Equipment to be delivered under Indent 18, Sub-Phase 2 and Sub-Phase 3.

3.3

This First Amendment shall enter into force upon signature by all entities listed at the bottom hereof simultaneously with the First Amendment to the Indent 18 Deferred Payment Agreement.

ARTICLE 4 - CONSOLIDATION OF AMENDED TEXT OF INDENT 18

The Parties hereby confirm their acceptance of the version of the INDENT 18 contained in the Schedule to this First Amendment as true, complete and accurate evidence of the amendments made in this First Amendment. In the event of any conflict between the version of INDENT 18 contained in the Schedule and this First Amendment, the latter shall prevail.

ARTICLE 5 - INCORPORATION OF ARTICLES FROM INDENT 6

Articles 19 to 21 (inclusive) of INDENT 18, as amended from time to time, shall be incorporated into this First Amendment mutatis mutandis as if the same had been reproduced in full in this First Amendment, with such amendments to the numbers of such articles and to cross references within such articles as is necessary.

25 May 2002
ZRV/TPF Dr. Wa/dh
43-04-05

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives.

ALCATEL SEL AG	Open joint stock company “KB Impuls”

Name:__________________	Name:__________________

Signature:__________________	Signature:__________________

Name:__________________	Name:__________________
(Chief Accountant)

Signature:__________________	Signature:__________________